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                                                                     EXHIBIT 5.1


                        [LETTERHEAD OF SIDLEY & AUSTIN]



                               October 31, 1996



Donnelley Enterprise Solutions Incorporated
161 North Clark Street, Suite 2400
Chicago, Illinois 60601


Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-1 to be filed by Donnelley Enterprise Solutions Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under Section 462(b) of the rules promulgated under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 299,000 shares of Common Stock, $.01 par value, of the Company (the "Shares") to be sold by R. R. Donnelley & Sons Company, a Delaware corporation and the current sole stockholder of the Company (the "Selling Stockholder").

     We are familiar with the proceedings to date with respect to the proposed sale of the Shares contemplated by the registration statement referred to above and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

     Based on the foregoing, we are of the opinion that the Shares are legally issued, fully paid and nonassessable.

     We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to the sale of the Shares, as contemplated by the registration statement referred to above.

     This opinion is limited to the General Corporation Law of the State of Delaware.

     We hereby consent to the filing of this opinion as an exhibit to the registration statement referred to above and to all references to our Firm included in or made a part of such registration statement. In giving such consent, we do not thereby admit that we are within the category of persons for whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the Commission thereunder.

                                       Very truly yours,



                                       /s/  Sidley & Austin